                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                              The Banc Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203

                                                                  April 29, 2004

Dear Stockholder:

     On behalf of the Board of Directors and management of The Banc Corporation, I cordially invite you to attend the Annual Meeting of Stockholders to be held at our corporate training facility in our principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203, on June 15, 2004, at 10:00 a.m. Central Daylight Time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     In addition to the specific matters to be acted upon, there also will be a report on our operations. Our directors and officers will be present to respond to any questions of general interest that stockholders may have.

     It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, please mark, sign, date and return the enclosed proxy as soon as possible in the envelope provided. If you attend the Annual Meeting, which we hope you will, you may vote in person even if you have previously mailed a proxy card.

                                           Sincerely,

                                           /s/ James A. Taylor

                                           James A. Taylor
                                           Chief Executive Officer and
                                           Chairman of the Board

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2004
                             ---------------------

To the Stockholders of The Banc Corporation:

     You are hereby notified that the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of The Banc Corporation, a Delaware corporation, will be held at our corporate training facility in our principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203, on Tuesday, June 15, 2004, at 10:00 a.m. Central Daylight Time, for the following purposes:

          1. to elect six Directors, each to serve a term of three years scheduled to expire at the annual meeting of stockholders held the third year following the year of their election or until their respective successors are elected and qualified;

          2. to approve an amendment to the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation to increase the number of shares reserved for awards under the Plan; and

          3. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting; however, only stockholders of record at the close of business on May 1, 2004, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. Regardless of whether you plan to attend the meeting, please mark, sign, date and return the enclosed proxy in the enclosed prepaid envelope as soon as possible. If you attend the annual meeting in person, you may revoke your proxy in person. Attendance at the meeting does not of itself revoke your proxy.

     In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at The Banc Corporation's principal executive offices at 17 North 20th Street, Birmingham, Alabama, from June 4, 2004 through June 14, 2004, and the list shall be available for inspection at the Annual Meeting by any stockholder who is present.

                                          By Order of the Board of Directors

                                          /s/ F. Hampton McFadden, Jr.
                                          F. Hampton McFadden, Jr.
                                          Secretary

DATED: April 29, 2004

                              THE BANC CORPORATION
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203

                                PROXY STATEMENT
                    FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2004
                             ---------------------

                                  INTRODUCTION

     We are furnishing this Proxy Statement to the holders of The Banc Corporation common stock, par value $.001 per share, in connection with our solicitation of proxies to be used at the 2004 Annual Meeting of Stockholders to be held on Tuesday, June 15, 2004, at 10:00 a.m., Central Daylight Time, at our corporate training facility in our principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203 (the "Annual Meeting") and any adjournment thereof. The enclosed proxy is solicited on behalf of our Board of Directors. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about May 1, 2004.

STOCKHOLDERS ENTITLED TO VOTE

     Only stockholders of record at the close of business on May 1, 2004, are entitled to receive notice of and to vote at the Annual Meeting. Our only class of voting stock outstanding is our common stock, par value $.001 per share. As of the close of business on May 1, 2004, the number of shares of common stock outstanding and entitled to vote at the Annual Meeting was 17,952,754.

VOTE REQUIRED

     Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights. Before any business may be transacted at the Annual Meeting, a quorum must be present. A majority of our outstanding shares of common stock which are entitled to vote at the annual meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming a quorum is present, the election of directors requires a plurality of the votes cast. The proposal to amend our Second Amended and Restated 1998 Stock Incentive Plan must be approved by a majority of the votes cast. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted as votes cast on any matter.

HOW TO VOTE YOUR SHARES

     To vote at the Annual Meeting, you may attend the Annual Meeting and vote your shares in person or vote by signing and returning the enclosed proxy card in the envelope provided. Shares of common stock represented by the accompanying proxy card will be voted in accordance with your voting instructions if the proxy card is properly executed and is received by us prior to the time of voting and is not revoked. Where specific choices are not indicated on the proxy card, proxies will be voted in accordance with the recommendations of the Board of Directors.

HOW TO REVOKE YOUR PROXY

     Sending in a signed proxy card will not affect your right to attend the Annual Meeting and vote in person. You may revoke your proxy at any time before it is voted at the Annual Meeting by:

     - giving written notice to the Secretary of The Banc Corporation that you wish to revoke your proxy,

     - executing and delivering to the Secretary of The Banc Corporation a later-dated proxy, or

     - attending, giving notice and voting in person at the Annual Meeting.

SOLICITATION

     We will bear the costs of soliciting proxies. Some of our officers and employees (or those of our subsidiaries) may use their personal efforts to make additional requests for the return of proxies by telephone, mail or otherwise and may receive proxies on our behalf. They will receive no additional compensation for making any solicitations. We expect to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock. If management deems it necessary, we may also retain the services of a professional proxy solicitor to aid in the solicitation of proxies from brokers, banks, custodians and other nominees for which we will pay a fee that we expect will not exceed $5,000 plus reimbursement for expenses.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters, other than those set forth in the foregoing Notice of Annual Meeting of Stockholders, that may be brought before the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the best of our knowledge, certain information regarding our beneficial stock ownership as of April 28, 2004, by:
(a) each of our directors and our four most highly compensated executive officers, (b) all directors and executive officers as a group, and (c) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or her.

                                                         NUMBER OF SHARES OF        PERCENTAGE(1)(2)
                                                           THE CORPORATION             OF COMMON
NAME                                                        COMMON STOCK              STOCK OWNED
----                                                     -------------------        ----------------
James A. Taylor........................................         856,902(3)(4)             4.78%
James Mailon Kent, Jr. ................................         285,002(5)                1.59%
Larry D. Striplin, Jr. ................................         263,671(6)(7)             1.47%
K. Earl Durden.........................................         280,534(5)(8)             1.56%
James A. Taylor, Jr. ..................................         298,702(9)                1.66%
David R. Carter........................................         100,542(10)                  *
James R. Andrews, M.D. ................................         305,000(11)               1.70%
Roger Barker...........................................          39,250                      *
W. T. Campbell, Jr. ...................................         430,467(11)(12)           2.40%
Thomas E. Jernigan, Jr. ...............................          40,002(5)                   *
Randall E. Jones.......................................          64,867(11)                  *
F. Hampton McFadden, Jr. ..............................          80,000(13)                  *
Ronald W. Orso, M.D. ..................................         264,634(11)(14)           1.47%
Harold W. Ripps........................................         220,000(11)               1.22%
Jerry M. Smith.........................................         185,585(11)               1.03%
Michael E. Stephens....................................         245,353(11)               1.37%
Marie Swift............................................          70,100(15)                  *
Friedman, Billings, Ramsey Group, Inc. ................         904,000(16)               5.04%
  101 Nineteenth Street North
  Arlington, Virginia 22209-1710
Tontine Financial Partners, L.P. ......................       1,163,637(17)               6.48%
  Tontine Management, L.L.C.
  Jeffrey L. Gendell
  55 Railroad Avenue, 3rd Floor
  Greenwich, Connecticut 06830
All executive officers and directors as a group (16
  persons).............................................       3,658,956(18)              20.18%

---------------

 (1) Except as otherwise noted herein, ownership percentage is determined on the basis of 17,952,754 shares of Corporation common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of The Banc Corporation common stock subject to currently exercisable options. An asterisk indicates beneficial ownership of less than one percent.
 (2) Ownership percentage for each named individual is calculated by treating any shares subject to options that are held by the named individual and that are exercisable within the next 60 days as if outstanding, but treating such option shares held by others and treating shares subject to options held by the named individual but not exercisable within 60 days as not outstanding. If ownership of restricted stock is shown, the individual has sole voting power, but no power of disposition.
 (3) Does not include 32,100 shares owned by his wife, of which he disclaims ownership.
 (4) Includes 195,000 shares subject to options that are exercisable within 60 days and 50,000 shares of restricted stock.
 (5) Includes 15,000 shares subject to options that are exercisable within 60 days and 5,000 shares of restricted stock.
 (6) Includes 21,000 shares subject to options that are exercisable within 60 days and 5,000 shares of restricted stock.
 (7) Includes 3,000 shares held as custodian for minor children.
 (8) Includes 203,534 shares held as co-trustee.
 (9) Includes 87,000 shares subject to options that are exercisable within 60 days and 15,000 shares of restricted stock.
(10) Includes 75,000 shares subject to options that are exercisable within 60 days and 15,000 shares of restricted stock.
(11) Includes 7,500 shares subject to options that are exercisable within 60 days and 2,500 shares of restricted stock.
(12) Includes 75,331 shares held by his wife and his minor children.
(13) Includes 60,000 shares subject to options that are exercisable within 60 days.
(14) Includes 210,000 shares held by Birmingham OB/GYN Pension Plan, of which Dr. Orso is Trustee.
(15) Includes 10,000 shares subject to options that are exercisable within 60 days and 2,500 shares of restricted stock.
(16) Shares held by various investment funds for which affiliates of Friedman, Billings, Ramsey Group, Inc. act as investment advisor. Friedman, Billings, Ramsey Group, Inc. or its affiliates claim shared power to vote and to dispose of all shares. Information regarding Friedman, Billings, Ramsey Group, Inc. is based on its Schedule 13G dated December 31, 2002.
(17) Shares held by Tontine Financial Partners, L.P. Tontine Management, L.L.C. is the general partner of Tontine Financial Partners, L.P. and Jeffrey L. Gendell is the manager of Tontine Management, L.L.C. Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell claim shared power to vote and to dispose of all shares. Information regarding Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell is based on the Schedule 13D dated August 25, 2003.
(18) Includes 180,500 shares subject to options that are exercisable within 60 days and 117,500 shares of restricted stock.

     The following directors are the beneficial owners of shares of The Banc Corporation's Series A Convertible Preferred Stock (the "Series A Preferred Stock"): K. Earl Durden, 10,000 shares; Michael E. Stephens, 1,000 shares; W. T. Campbell, 500 shares; James Mailon Kent, Jr., 10,000 shares; and Larry D. Striplin, Jr., 2,500 shares. The Series A Preferred Stock does not have voting rights. Each share of the Series A Preferred Stock is convertible at the holder's option into 12.5 shares of common stock of The Banc Corporation beginning June 1, 2008 and may be redeemed earlier by The Banc Corporation at the redemption prices set forth in the Certificate of Designations of the Series A Preferred Stock.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     Under our Restated Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes, with one class to be elected at each annual meeting of stockholders and to serve for a term of three years. One class, which includes Messrs. Carter, Kent, Striplin and Taylor and Drs. Andrews and Orso, holds office for a term that will expire at this year's Annual Meeting; a second class, which includes Messrs. Campbell, Durden, Jernigan, Ripps and Taylor, Jr., holds office for a term that will expire at the annual meeting of stockholders to be held in 2005; and a third class, which includes Messrs. Barker, Jones, Smith and Stephens and Ms. Swift, holds office for a term that will expire at the annual meeting of stockholders to be held in 2006.

     At this year's Annual Meeting, six directors are to be elected. The Board of Directors recommends the election of David R. Carter, James Mailon Kent, Jr., Larry D. Striplin, Jr., James A. Taylor, James R. Andrews, M.D. and Ronald W. Orso, M.D., all of whom are current members of the Board of Directors. The enclosed Proxy will be voted in favor of those nominees unless other instructions are given. If any nominee is unable to serve as a director, the enclosed Proxy will be voted for a substitute nominee selected by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable to serve if elected. The election of directors requires a plurality of the votes cast by the holders of our common stock. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors.

     These nominees will serve until the annual meeting of stockholders to be held in 2007 or until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

NOMINEES FOR DIRECTORS

     For each nominee's beneficial ownership of common stock, see "Security Ownership of Certain Beneficial Owners and Management." Set forth below is certain additional information regarding each nominee:

NAME                                         AGE   POSITION WITH THE BANC CORPORATION
----                                         ---   ----------------------------------
James R. Andrews, M.D. ....................  61    Director
David R. Carter............................  52    Director, Executive Vice President and
                                                   Chief Financial Officer
James Mailon Kent, Jr.(1)..................  63    Director, Vice Chairman
Ronald W. Orso, M.D.(2)(3).................  58    Director
Larry D. Striplin, Jr. ....................  74    Director, Vice Chairman
James A. Taylor............................  62    Director, Chairman of the Board and Chief
                                                   Executive Officer

---------------

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating Committee

     See "Incumbent Directors and Executive Officers" for certain information about the other directors named who will continue in office following the Annual Meeting.

     James R. Andrews, M.D. has been a director since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998. Dr. Andrews served as a director of Alabama National BanCorporation from 1989 until 1996. Dr. Andrews has practiced as an orthopedic surgeon specializing in sports-related injuries for over 25 years. Dr. Andrews also serves on the Board of Directors of HealthTronics Surgical Services, Inc., a publicly traded provider of surgical services, and is a medical director for the American Sports Medicine Institute.

     David R. Carter has been Executive Vice President and Chief Financial Officer of The Banc Corporation since September 1998 and President and Chief Executive Officer of The Bank since December 2002. Mr. Carter has served as a Director of The Banc Corporation since December 1998. Mr. Carter served as Executive Vice President and Chief Financial Officer of Warrior Capital Corporation from April 1998 until September 1998. Mr. Carter served as a consultant to Warrior Capital Corporation from January 1998 until April 1998. From June 1995 through December 1997, Mr. Carter served as the Chief Financial Officer of Roxco, Ltd., a regional construction company. From February 1981 through January 1995, Mr. Carter served in various capacities with Trustmark, a publicly-traded bank holding company based in Jackson, Mississippi, including serving as Chief Financial Officer from September 1988 until January 1995.

     James Mailon Kent, Jr. has been a director since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998. Mr. Kent has served as Vice Chairman of The Banc Corporation since December 1998. Mr. Kent has also served as a director of The Bank since 1998. Mr. Kent served as a director of Alabama National BanCorporation from 1988 until 1996 and served as Vice Chairman of Alabama National BanCorporation from 1988 until 1994. Mr. Kent has been the owner of Mailon Kent Insurance Agency in Birmingham, Alabama for over 20 years.

     Ronald W. Orso, M.D. has been a director since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998. Dr. Orso served as a director of Alabama National BanCorporation from 1988 until 1997. Dr. Orso has practiced in the field of obstetrics and gynecology for over 25 years. He is the past Chairman of the Department of Obstetrics and Gynecology and the past president of the Medical Staff at Baptist Medical Center in Birmingham.

     Larry D. Striplin, Jr. has been a director since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998. Mr. Striplin has served as Vice Chairman of The Banc Corporation since December 1998. Mr. Striplin has also served as a director of The Bank since 1998. Until October 1995, Mr. Striplin was Chairman of the Board and Chief Executive Officer of Circle 'S' Industries, Inc., the parent company for Nelson-Brantley Glass Contractors, Inc., Clearview Properties Inc., American Fine Wire, and others. In October 1995, Circle 'S' Industries was sold; however, Mr. Striplin purchased the assets of Nelson-Brantley and Clearview Properties. Clearview Properties name was later changed to Circle 'S' Industries, Inc. Since October 1995, Mr. Striplin has served as the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Circle 'S' Industries, Inc. Mr. Striplin is a member of the board of directors of Kulicke & Soffa Industries, Inc., a publicly traded manufacturer of electronic equipment, and The Robins & Morton Group. Mr. Striplin served as a director of HEALTHSOUTH Corporation, a publicly traded healthcare services company, from 1999 until April 2004.

     James A. Taylor has been Chairman of the Board and Chief Executive Officer of The Banc Corporation since our incorporation in 1998. Mr. Taylor served as President of The Banc Corporation from 1998 until November 1998 and from February 1999 until September 2000. Mr. Taylor has also served as Chairman of the Board of The Bank since 1997. Mr. Taylor served as Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998. Mr. Taylor was Founder, Chairman of the Board and Chief Executive Officer of Alabama National BanCorporation, a publicly-traded bank holding company based in Birmingham, Alabama, from its incorporation in 1986 until his retirement in April 1996. From 1981 until 1996, Mr. Taylor served as Chairman of the Board and Chief Executive Officer of various banks and bank holding companies that ultimately comprised Alabama National BanCorporation. Mr. Taylor is also on the board of directors of Southern Energy Homes, Inc., a producer of manufactured housing, the American Sports Medicine Institute, and SAL Trust Preferred Fund I, a closed-end investment company. Mr. Taylor is the father of James A. Taylor, Jr., President and Chief Operating Officer and a Director of The Banc Corporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED HEREIN.

INCUMBENT DIRECTORS AND EXECUTIVE OFFICERS

     See "Election of Directors" for information about executive officers and directors who are nominees for re-election to the Board of Directors. The following table sets forth certain information about directors who are continuing in office and certain executive officers:

NAME                                         AGE   POSITION WITH THE BANC CORPORATION
----                                         ---   ----------------------------------
Roger Barker(1)............................  57    Director
W. T. Campbell, Jr. .......................  48    Director
K. Earl Durden.............................  66    Vice Chairman
Thomas E. Jernigan, Jr.(1).................  39    Director
Randall E. Jones...........................  49    Director
F. Hampton McFadden, Jr. ..................  41    Executive Vice President, General Counsel
                                                   and Secretary
Harold Ripps...............................  65    Director
Jerry M. Smith(2)(3).......................  64    Director
Michael E. Stephens(2)(3)..................  60    Director
Marie Swift................................  62    Director
James A. Taylor, Jr. ......................  39    President, Chief Operating Officer and
                                                   Director

---------------

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating Committee

     Roger Barker has been a director of The Banc Corporation since December 2003. Mr. Barker has served as a director of The Bank since 1998. Mr. Barker has been Vice President and Chief Financial Officer of the Buffalo Rock Company, a distributor and bottler of soft drink products, for over five years.

     W. T. Campbell, Jr. has been a director since October 1998. Mr. Campbell served as President of City National Corporation and Chairman of the Board of Directors of City National from 1984 until it was merged into The Banc Corporation on October 30, 1998, and was a director of City National Bank. Mr. Campbell is a practicing attorney with the firm of Campbell and Douglas in Sylacauga, Alabama, with over twenty-nine years of experience.

     K. Earl Durden has been a director since December 1998 and has served as Vice Chairman since 2002. Mr. Durden served as a Director of Emerald Coast Bancshares, Inc. from its inception in 1996 until it was merged into The Banc Corporation on February 12, 1999. Mr. Durden has been the President, Chief Executive Officer and a director of Rail Management Corporation since 1980. Mr. Durden also serves as President and a director of the following companies:
Copper Basin Railway, Inc., KWT Railway, Galveston Railway, Inc. and Grizzard Transfer, Inc., a small trucking company. Mr. Durden also served as a director, Chairman and Executive Committee member of the American Short Line and Regional Railroad Association. Mr. Durden has been heavily involved in the acquisition, ownership, start-up and operation of short line railroads for over twenty years.

     Thomas E. Jernigan, Jr. has been a director since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into The Banc Corporation on September 24, 1998. Mr. Jernigan has also served as a director of The Bank since 1998. Mr. Jernigan has been the President of Marathon Corporation, a privately-held investment management company based in Birmingham, Alabama, for over five years. Mr. Jernigan has held various positions with Marathon Corporation since 1989. Mr. Jernigan's father, Thomas E. Jernigan, holds the title of "Director Emeritus" of The Banc Corporation, a non-voting position.

     Randall E. Jones has been a director since November 1998. Mr. Jones served as a director of Commerce Bank of Alabama, Inc. from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Jones is the owner and President of Randy Jones Insurance Agency, Inc., representing Nationwide Insurance Company since 1978. He is a past president of the Albertville Rotary Club and the Albertville Chamber of Commerce.

     F. Hampton McFadden, Jr. has served as Executive Vice President, General Counsel and Secretary of The Banc Corporation and The Bank since January 2001. For more than five years prior to joining us, Mr. McFadden was engaged in the private practice of law in Birmingham, Alabama, most recently as a member of the law firm now known as Haskell Slaughter Young & Rediker, LLC.

     Harold W. Ripps has been a director since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into The Banc Corporation on September 24, 1998. He has served as a trustee of Colonial Properties Trust Diversified REIT since 1995. In 1969, Mr. Ripps founded The Rime Companies, a real estate development, construction and management firm headquartered in Birmingham, Alabama, specializing in the development of multi-family properties. Mr. Ripps has served The Rime Companies in an executive capacity since that time.

     Jerry M. Smith has been a director since September 1999. Mr. Smith served as a member of the Board of Directors of C&L Banking Corporation from 1975 until it was acquired by The Banc Corporation on June 30, 1999, and as a member of the Board of Directors of C&L Bank of Blountstown from 1987 until it was acquired by The Banc Corporation and merged into C&L Bank of Bristol on June 30, 1999. Mr. Smith has been Chairman and President of First National Bank of Alachua in Alachua, Florida since 1971. Mr. Smith is also a director of the Federal Reserve Bank of Atlanta -- Jacksonville Branch and Independent Bankers' Bank of Florida in Orlando, Florida. Mr. Smith is a Director of the Florida Bankers Association.

     Michael E. Stephens has been a director since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into The Banc Corporation on September 24, 1998. He founded ReLife, Inc., a publicly traded rehabilitation company based in Birmingham, Alabama, and was its Chairman and Chief Executive Officer from 1986 until 1994. He is currently the Chairman and Chief Executive Officer of S Enterprises, Inc.

     Marie Swift has been a director since September 1998 and served as a director of Warrior Capital Corporation from its incorporation in 1982 until it was merged into The Banc Corporation on September 24, 1998. Ms. Swift served as Secretary of The Banc Corporation from September 1998 to December 1998. Ms. Swift has served as Executive Vice President of The Bank -- Birmingham since September 2003. Ms. Swift served as President of The Bank -- Warrior from January 1998 until September 2003. Prior to that, she served as Senior Vice President of Warrior Savings Bank from 1982 until 1998.

     James A. Taylor, Jr. has been President and Chief Operating Officer since September 2000. Mr. Taylor has served as a director since December 1998. Mr. Taylor served as Executive Vice President, General Counsel and Secretary of The Banc Corporation from September 1998 until September 2000, and served as Executive Vice President, General Counsel and Secretary of The Bank from December 1998 until November 1999. Mr. Taylor was a director of Warrior Capital Corporation from October 1997 until it was merged into The Banc Corporation on September 24, 1998 and served as Executive Vice President and General Counsel of Warrior Capital Corporation from April 1998 until September 1998. From June 1996 until April 1998, Mr. Taylor served as Vice President -- Legal Services for MedPartners, Inc., now Caremark Rx, Inc. From July 1994 until December 1996, Mr. Taylor served as outside general counsel to Alabama National BanCorporation. From August 1990 until March 1996, Mr. Taylor was in private practice with a law firm in Birmingham, Alabama. From November 1, 1999 until April 2000, Mr. Taylor also served as a Senior Vice President of Vesta Insurance Group, Inc. Mr. Taylor is the son of James A. Taylor.

     In addition to the director nominees and the incumbent directors, Johnny Wallis serves as a director emeritus, a non-voting, advisory director. Mr. Wallis has served as a director emeritus since September 2003. Mr. Wallis served as a director of The Banc Corporation from 1998 to September 2003. Mr. Wallis served as a director of Warrior Capital Corporation from 1982 until it was merged into The Banc Corporation on

September 4, 1998. Mr. Wallis served as Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation until October 1997. He also served as President of the Bank until January 1997 and served as Chairman of the Board of The Bank-Warrior until June 30, 2000.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Effective September 30, 2003, Neal R. Berte, Peter N. DiChiara, John F. Gittings, Steven C. Hays, Mayer Mitchell, T. Mandell Tillman and Johnny Wallis voluntarily resigned from the Board of Directors as part of the Board's decision to reduce its size. In December 2003, the Board of Directors appointed Roger Barker to the Board of Directors.

     The Board of Directors held a total of six meetings during 2003 and acted by unanimous written consent one time during 2003. During 2003, each of the directors attended at least 80% of the aggregate of (i) the total number of Board of Directors' meetings and (ii) the total number of meetings held by all Board committees on which he or she served during the period for which he or she was serving as a director or committee member. The Board of Directors has determined that the following eight directors are "independent directors" under Rule 4200 of the NASDAQ Stock Market Marketplace Rules: Messrs. Barker, Jernigan, Jones, Kent, Ripps, Stephens and Striplin and Drs. Andrews and Orso. While there is no policy requiring their attendance, directors are encouraged to attend the Annual Meeting of Stockholders. Eight members of the Board of Directors attended the 2003 Annual Meeting.

     The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

AUDIT COMMITTEE

     The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. Among other things, the Audit Committee is responsible for the appointment, retention, compensation and oversight of our independent auditors, reviews significant audit and accounting policies and practices, meets with our independent auditors concerning, among other things, the scope of audits and reports, approves the provision of services by our independent auditors and reviews the performance of overall accounting and financial controls. Until September 2003, the Audit Committee consisted of Messrs. DiChiara, Durden and Jernigan, Jr. and two directors of The Bank, Messrs. Roger Barker (who has since been named to the Board of The Banc Corporation) and Glenn H. Guthrie. The Audit Committee currently consists of Messrs. Barker, Jernigan, Jr. and Kent. During 2003, there were nine meetings of the Audit Committee. See "Report of the Audit Committee."

     Each of the members of the Audit Committee is an independent director, as defined under NASDAQ Rule 4200, and meets the standards required by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Barker qualifies as an "audit committee financial expert", under the Rules of the Securities and Exchange Commission. In January 2004, the Board of Directors adopted a revised Audit Committee Charter, a copy of which is attached hereto as Appendix A.

COMPENSATION COMMITTEE

     The Compensation Committee is responsible for reviewing the performance of all of our officers and recommending to the Board of Directors annual salary and bonus amounts for them. The Compensation Committee also administers the Second Amended and Restated 1998 Incentive Stock Plan of The Banc Corporation and the Commerce Bank of Alabama Stock Option Plan. From January 2003 until September 2003, the members of the Compensation Committee were Messrs. Kent and Stephens and Dr. Orso. The Compensation Committee currently comprises Messrs. Smith and Stephens and Dr. Orso, all of whom are independent directors as defined under NASDAQ Rule 4200. During 2003, the Compensation Committee held two meetings and acted by unanimous written consent one time. See "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation."

NOMINATING COMMITTEE

     The Nominating Committee recommends to the Board of Directors and evaluates potential candidates to serve as directors of The Banc Corporation. The Nominating Committee was established in March 2004 and consists of Messrs. Smith and Stephens and Dr. Orso. Each of the members of the Nominating Committee is an independent director, as defined under NASDAQ Rule 4200. The Board of Directors as a whole acted as the Nominating Committee for selecting and recommending this year's nominees for director.

     The Nominating Committee has a written charter, adopted by the Board in March 2004, which is attached as Appendix B. The Nominating Committee is charged with developing and recommending criteria to be considered in identifying and evaluating potential candidates to serve as directors of The Banc Corporation as well as establishing policies and procedures for identifying, recruiting, interviewing and recommending to the Board qualified candidates to serve as directors. The Committee will also develop and recommend to the Board criteria to be used in reviewing and evaluating candidates recommended by shareholders of The Banc Corporation and is responsible for reviewing and evaluating such candidates and making recommendations to the Board. The Nominating Committee is currently developing such criteria, policies and procedures.

     Our Bylaws provide that nominations for the office of director may be made by stockholders only if written notice of such proposed nominations is delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting at which the election is to be held; provided, however, that in the event that less than 70 days' notice, or prior public disclosure, of the date of the meeting, is given, or made, to stockholders, then notice by a stockholder, to be timely, must be so delivered or mailed and received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a director (i) the person's name, age, business address, and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of the Corporation that the person beneficially owns and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of The Banc Corporation that are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice, and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each person proposed be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

     The Board of Directors provides a process for stockholders to send communications to the Board of Directors. Stockholders may send written communications to the Board of Directors addressed to the Board of Directors (or to an individual director), Attention: Secretary, The Banc Corporation, 17 North 20th Street, Birmingham, Alabama 35203. All communications will be compiled by the Secretary of The Banc Corporation and submitted to the Board of Directors or the individual directors.

DIRECTOR COMPENSATION

     All non-employee directors receive $1,500 compensation for each meeting of the board attended and a retainer of $1,500 per quarter for serving as directors. In addition, all non-employee directors who are members of standing or ad hoc committee of the Board of Directors receive $500 per quarter, with each committee chairman receiving $1,000 per quarter. Directors are eligible to receive grants of stock options and restricted stock under the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation.

     The following directors have entered into Deferred Compensation Agreements with us effective as of September 1, 1999: Andrews, Campbell, Carter, Durden, Jernigan, Jr., Jones, Kent, Orso, Ripps, Stephens, Striplin, Swift, Taylor and Taylor, Jr. Directors Taylor, Kent and Jernigan also have Deferred Compensation Agreements with The Bank. These agreements provide that we will establish and fund investments in a Deferral Account for the director as provided in the agreements. Upon termination of a director's service other than by reason of death or following a change in control, we will pay the director within 60 days of termination the amount equal to the Deferral Account Balance. If the director is terminated following a change in control, we must pay the director the primary and secondary benefits. The primary benefit is the Deferral Account balance at the end of the plan year immediately preceding the director's termination of service, which is payable to the director in ten equal annual installments. The secondary benefit is the amount equal to the growth in the Deferral Account and must be paid within 60 days of the end of each plan year.

CODE OF ETHICS

     During March 2004, we revised our code of ethics that applies to all of our employees, including our principal executive, financial and accounting officers. We intend to make a copy of our code of ethics, as so revised, available on our Internet website. We intend to disclose information about any amendments to, or waivers from, our code of ethics that are required to be disclosed under applicable Securities and Exchange Commission regulations by providing appropriate information on our website. Until such time as our code of ethics is available on our website, we will provide a copy of it to any person free of charge upon written request.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish The Banc Corporation with copies of all Section 16(a) forms that they file. Based on a review of the copies of the forms furnished to us, or written representations that no reports on Form 5 were required, we believe that during 2003, all of our officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements except Roger Barker, who did not timely file his Form 3.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     Executive Officer Compensation. The following table presents certain information concerning compensation paid or accrued for services rendered to The Banc Corporation in all capacities during the years ended December 31, 2003, 2002 and 2001, for our chief executive officer and our other most highly compensated executive officers whose total annual salary and bonus in the last fiscal year exceeded $100,000. These executive officers are referred to collectively as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                  -----------------------------------------------   -----------------------
                                                                       OTHER        RESTRICTED   SECURITIES
                                                                      ANNUAL          STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION HELD  YEAR   SALARY($)    BONUS($)    COMPENSATION(1)   AWARDS(2)    OPTIONS(#)   COMPENSATION
--------------------------------  ----   ---------   ----------   ---------------   ----------   ----------   ------------
James A. Taylor................   2003   $469,120    $1,117,000      $137,444              --          --       $157,763(3)
  Chairman of the Board           2002    456,154            --       124,698        $350,000     100,000       $459,026(4)
  and Chief Executive Officer     2001    469,000            --        95,488              --     200,000
James A. Taylor, Jr. ..........   2003   $354,085    $  100,000      $ 37,733              --          --
  President and Chief             2002    333,200            --        36,495        $105,000      50,000
  Operating Officer               2001    336,750            --        16,053              --      65,000
  and Director
David R. Carter................   2003   $292,084    $  100,000      $ 23,113              --          --
  Executive Vice President,       2002    272,200            --        36,290        $105,000      20,000
  Chief Financial Officer and     2001    282,625            --         8,807              --      65,000
  Director; President and Chief
  Executive Officer of The
  Bank(5)
F. Hampton McFadden, Jr. ......   2003   $263,885    $   35,000      $ 29,490              --          --
  Executive Vice President,       2002    246,000            --        20,651              --      10,000
  General Counsel and             2001    228,000            --        13,240              --      70,000
  Secretary

---------------

(1) Represents the dollar value of insurance premiums we paid with respect to life, health, dental and disability insurance, an automobile allowance and other fringe benefits for the benefit of the named executive officer.

(2) These restricted stock awards were approved by the Board of Directors in 2001 but were not granted until April 2002. The awards vest in three equal installments on April 1, 2005, April 1, 2006 and April 1, 2007. The amounts shown in the table reflect the market value at date of grant. Dividends are paid on restricted shares. The following table provides information about the restricted shares as of December 31, 2003:

                                                 AGGREGATE NUMBER OF       VALUE BASED ON YEAR
NAME                                            RESTRICTED SHARES HELD   END STOCK PRICE ($8.50)
----                                            ----------------------   -----------------------
James A. Taylor...............................          50,000                  $425,000
James A. Taylor, Jr. .........................          15,000                  $127,500
David R. Carter...............................          15,000                  $127,500

(3) Payment of insurance premiums on Mr. Taylor's key man life insurance policy The Banc Corporation maintains on Mr. Taylor.

(4) During the first quarter of 2002, The Banc Corporation transferred to Mr. Taylor a 50% interest in the key man life insurance policy The Banc Corporation maintains on Mr. Taylor. This amount includes the cash value of 50% of the insurance policy transferred to Mr. Taylor during the first quarter of 2002, 50% of the cost of the insurance policy premiums plus a "gross-up" payment to make the transaction tax neutral to Mr. Taylor. Mr. Taylor had no life insurance policy prior to this transfer even though his employment agreements beginning in 1997 have provided for a life insurance policy. These amounts were non-cash compensation.

(5) Mr. Carter has served as President and Chief Executive Officer of The Bank since December 2002.

     Option Grants in 2003. No stock option grants or stock appreciation right awards were made to any named executive officer in 2003.

     Aggregated Option Exercises in 2003 and Option Values at Year End. The following table provides information with respect to options exercised by the named executive officers during 2003 and the number and value of securities underlying unexercised options held by the named executive officers at December 31, 2003.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           YEAR-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                 OPTIONS/SARS AT         OPTIONS/SARS AT
                                                                 FISCAL YEAR-END         FISCAL YEAR-END
                                       SHARES       VALUE              (#)                     ($)
                                     ACQUIRED ON   REALIZED        EXERCISABLE/            EXERCISABLE/
NAME                                 EXERCISE(#)     ($)          UNEXERCISABLE           UNEXERCISABLE
----                                 -----------   --------   ----------------------   --------------------
James A. Taylor....................       --        $  --        172,000/143,000         $285,200/205,300
James A. Taylor, Jr. ..............       --           --          71,000/59,000          $118,750/80,500
David R. Carter....................       --           --          59,000/41,000          $108,709/65,560
F. Hampton McFadden, Jr. ..........       --           --          46,000/34,000          $110,120/76,180

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information as of December 31, 2003, relating to our equity compensation plans pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted in the future.

                      EQUITY COMPENSATION PLAN INFORMATION

                                              NUMBER OF                                 NUMBER OF SHARES
                                           SECURITIES TO BE     WEIGHTED-AVERAGE     REMAINING AVAILABLE FOR
                                             ISSUED UPON        EXERCISE PRICE OF     FUTURE ISSUANCE UNDER
                                             EXERCISE OF           OUTSTANDING      EQUITY COMPENSATION PLANS
                                         OUTSTANDING OPTIONS,   OPTIONS, WARRANTS     (EXCLUDING SECURITIES
PLAN CATEGORY                            WARRANTS AND RIGHTS       AND RIGHTS        REFLECTED IN COLUMN(A))
-------------                            --------------------   -----------------   -------------------------
                                                 (A)                   (B)                     (C)
Equity Compensation Plans Approved by
  Security Holders(1)..................       1,167,500               $6.77                  136,000
Equity Compensation Plans not Approved
  by Security Holders(2)...............          29,009               $6.24                       --
                                              ---------               -----                  -------
          Total........................       1,196,509               $6.77                  136,000
                                              =========               =====                  =======

---------------

(1) This number excludes 142,500 shares of restricted stock granted under the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation.

(2) Shares authorized and issued under the Commerce Bank of Alabama Stock Option Plan, which we assumed in the merger with Commerce Bank of Alabama in November 1998. We do not intend to grant any additional options under this plan.

     Second Amended and Restated 1998 Stock Incentive Plan. The objectives of the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation are to further our growth and development by (i) encouraging selected participants who contribute or are expected to contribute materially to our success to obtain shares of our common stock and to encourage them to promote our best interests and (ii) affording us a means of attracting qualified personnel. The plan authorizes the grant of incentive stock options, nonqualified stock options and other awards, including stock appreciation rights, restricted stock and performance shares. The plan covers 1,500,000 shares of our common stock. As of December 31, 2003, the Compensation Committee has granted options to purchase 1,167,500 shares of our common stock and restricted stock awards covering 142,500 shares of our common stock which remain outstanding. Those shares may be, in whole or in part, authorized but unissued shares or issued shares that we have reacquired.

     Our Compensation Committee, which administers the Second Amended and Restated 1998 Stock Incentive Plan, may grant options or other awards to employees, officers, directors, consultants, agents, independent contractors and other persons who contributed or are expected to contribute materially to our success. The Compensation Committee, subject to the approval of the board of directors and the provisions of the plan, has full power to determine the types of awards to be granted, to select the individuals to whom awards will be granted, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the plan.

     The Commerce Bank of Alabama Stock Incentive Compensation Plan. We assumed the Commerce Bank of Alabama Incentive Compensation Plan in our acquisition of Commerce Bank of Alabama on November 6, 1998. This plan authorized the grant of incentive and nonqualified options to purchase common stock of The Banc Corporation. As of December 31, 2003, there were options outstanding under this plan to purchase 29,009 shares of common stock at a price of $6.24 per share. We have not granted and do not intend to grant any additional options under this plan.

     The Banc Corporation Executive Incentive Compensation Plan. We adopted the Executive Incentive Compensation Plan in 2000. Under this plan, we were to pay to the participants of the plan a one-time cash bonus in the aggregate amount equal to three percent of the amount that the total market capitalization (as defined in the plan) on the determination date exceeds the total market capitalization on January 5, 2000, which was $107.9 million. The determination date was January 5, 2003. James A. Taylor was the only participant in the Executive Incentive Compensation Plan. As we announced on April 14, 2003, Mr. Taylor has chosen not to accept the three-year executive incentive compensation to which he was entitled under this plan.

EMPLOYMENT AGREEMENTS

     James A. Taylor. We have entered into an employment agreement with Mr. Taylor dated as of January 1, 2002. Under the terms of his employment agreement, Mr. Taylor serves as Chairman of the Board and Chief Executive Officer of The Banc Corporation and Chairman of the Board of The Bank. Mr. Taylor will be nominated to serve as a director of The Banc Corporation and each of its subsidiaries. Mr. Taylor will receive a minimum annual base compensation of $293,000 plus an incentive payment of 15% of the base amount per quarter. He is also entitled to receive other benefits, including the rental payments for the condominium provided for Mr. Taylor as a residence inside The Banc Corporation's headquarters building, a car allowance and country club dues, and may participate in other executive compensation plans. His employment agreement also provides for a life insurance policy. The term of the agreement is for five years, which is renewable daily for an additional five-year term. If Mr. Taylor is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive five years' base compensation, directors' fees and all benefits or their cash equivalents. In addition, he would be entitled to a "gross-up" payment to cover any excise tax imposed on any severance payment to him.

     James A. Taylor, Jr. We have entered into an employment agreement with James A. Taylor, Jr., dated as of September 19, 2000. Under his employment agreement, Mr. Taylor, Jr. serves as the President and Chief Operating Officer of The Banc Corporation. Mr. Taylor, Jr. also will be nominated to serve as a director of The Banc Corporation and its subsidiaries. Mr. Taylor, Jr. will receive a base salary of $253,000 per year plus an incentive payment of 10% of the base amount per quarter. In addition, he is entitled to receive other benefits, including a car allowance and country club or athletic club dues, and may participate in all other executive compensation plans. The term of the agreement is three years, which is renewable daily for an additional three-year period. If Mr. Taylor, Jr. is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years' base compensation fees, directors' fees and all benefits or their cash equivalents. He would be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to him.

     David R. Carter.  We have entered into an employment agreement with David
R. Carter, effective as of September 19, 2000. Under his employment agreement, Mr. Carter serves as the Executive Vice President and Chief Financial Officer of The Banc Corporation and Executive Vice President and Chief Financial Officer of The Bank (although he currently serves as President and Chief Executive Officer of The Bank). Mr. Carter will receive a base salary of $243,500 per year plus an incentive payment of 5% of the base amount per quarter. He is also entitled to receive other benefits, including a car allowance and country club or athletic club dues, and may participate in all other executive compensation plans. The term of the agreement is three years, which is renewable daily for an additional three-year period. If Mr. Carter is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years' base compensation, directors' fees and all benefits or their cash equivalents. He would be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to him.

     F. Hampton McFadden, Jr.  We have entered into an employment agreement with
F. Hampton McFadden, Jr. effective as of January 15, 2001. Under his employment agreement, Mr. McFadden serves as the Executive Vice President and General Counsel and Secretary of The Banc Corporation and The Bank. Mr. McFadden will receive a base salary of $220,000 per year plus an incentive payment of 5% of the base amount per quarter. He is also entitled to receive other benefits, including a car allowance and country club or athletic club dues, and may participate in all other executive compensation plans. The term of the agreement is three years, which is renewable daily for an additional three-year period. If Mr. McFadden is terminated for any reason other than "cause" as defined in the agreement (including constructive termination), he shall receive three years' base compensation and all benefits or their cash equivalents. He would be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to him.

     Deferred Compensation Agreements. We have entered into deferred compensation agreements with each of the named executive officers. These agreements provide that we will establish and fund investments and a deferral account for each individual as provided by the agreements. These investments are earning assets for The Banc Corporation during the individual's employment. If the individual is terminated, we must pay the individual the primary and secondary benefits as called for the deferred compensation agreements. The primary benefit is the deferral account balance at the end of the plan year immediately preceding the individual's termination of service, which is payable in ten equal annual installments. The secondary benefit is the amount equal to the growth in the deferral account and must be paid within 60 days of the end of each plan year.

MANAGEMENT MATTERS

     There are no arrangements or understandings known to us between any of our directors, nominees for director or executive officers and any other person pursuant to which any such person was or is to be nominated or elected as a director or an executive officer except as otherwise disclosed herein. The employment agreements for Messrs. Taylor, Taylor, Jr. and Carter provide that each of them will be nominated to serve as a director of The Banc Corporation. The following directors were originally elected or nominated to the Board of Directors in connection with certain acquisitions: Randall E. Jones -- Commerce Bank of Alabama, Inc.; W.T. Campbell, Jr. -- City National Corporation; Earl Durden -- Emerald Coast Bancshares Inc.; and Jerry M. Smith -- C&L Banking Corporation and C&L Bank of Blountstown. See "Management of The Banc Corporation -- Incumbent Directors and Executive Officers" and "Executive Compensation and Other Information -- Employment Agreements".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee comprises Messrs. Smith and Stephens and Dr. Orso. None of the members of the Compensation Committee is a former or current officer or employee of The Banc Corporation or any of its subsidiaries.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     The Banc Corporation and The Bank have entered into transactions with certain directors or officers of The Banc Corporation or their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management involve more than normal credit risk or present other unfavorable features.

     Brett Taylor is the vice president of Morris Avenue Management Group, Inc., a wholly-owned subsidiary of The Banc Corporation. Mr. Taylor's salary for 2003 was $65,000. Mr. Taylor is the son of James A. Taylor and the brother of James
A. Taylor, Jr.

     The law firm of Campbell and Douglas performed legal services for The Bank in Sylacauga, Alabama during 2003 and received fees of $4,800 for such services.
W. T. Campbell, Jr., is a partner of Campbell and Douglas. It is anticipated that Mr. Campbell will continue to perform legal services for The Bank in Sylacauga, Alabama from time to time.

     The Mailon Kent Insurance Agency received commissions of approximately $138,981 from the sale of insurance to The Banc Corporation during 2003.

     The Banc Corporation believes that all the foregoing transactions were made on terms and conditions reflective of arms' length transactions.

STOCKHOLDER RETURN COMPARISON

     Below is a line graph comparing the closing price of our common stock, the Nasdaq Composite Index and the Nasdaq Financial Index. The following graph assumes $100 invested in the common stock and in each index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  THE BANC CORPORATION, NASDAQ COMPOSITE INDEX
                           AND NASDAQ FINANCIAL INDEX
                     DECEMBER 10, 1998 -- DECEMBER 31, 2003

                              (PERFORMANCE GRAPH)

TABLE I - CUMULATIVE VALUE OF $100 INVESTMENT

--------------------------------------------------------------------------------------------------------------------
VALUE OF INITIAL $100 INVESTMENT    12/10/98    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02    12/31/03
--------------------------------------------------------------------------------------------------------------------
 The Banc Corporation               $100.00     $ 99.50     $ 61.00     $ 42.00     $ 55.60     $ 62.08     $  68.00
 Nasdaq Composite Index             $100.00     $108.77     $201.86     $122.55     $ 96.75     $ 66.25     $  99.38
 Nasdaq Financial Index             $100.00     $104.98     $ 95.57     $106.09     $109.65     $105.55     $ 135.21

TABLE II - NON-CUMULATIVE ANNUAL RETURN

-------------------------------------------------------------------------------------------------------------
ANNUAL RETURN                12/10/98    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02    12/31/03
-------------------------------------------------------------------------------------------------------------
 The Banc Corporation           NA         (0.50)%    (38.69)%    (31.15)%     32.38%      11.65%       9.54%
 Nasdaq Composite Index         NA          8.77%      85.59%     (39.29)%    (21.05)%    (31.53)%     50.01%
 Nasdaq Financial Index         NA          4.98%      (8.96)%     11.01%       3.35%      (3.74)%     28.10%

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  GENERAL

     The Compensation Committee is responsible for establishing a compensation plan that will enable The Banc Corporation to compete effectively for the services of qualified officers and key employees, to give those employees appropriate incentive to pursue the maximization of long-term stockholder value and to recognize those employees' success in achieving both qualitative and quantitative goals for the benefit of The Banc Corporation. The Compensation Committee makes recommendations as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for The Banc Corporation as a whole.

  Compensation Philosophy and Policies for Executive Officers

     The Compensation Committee believes that executives of The Banc Corporation should be rewarded based upon their success in meeting certain operational goals, improving earnings and generating returns for stockholders. The Compensation Committee strives to establish levels of compensation that take these factors into account and provide appropriate recognition for past achievement and incentive for future success. The Compensation Committee recognizes that the market for executives with expertise and experience in the banking industry is highly competitive. In order to attract and retain qualified executives, the Compensation Committee believes that The Banc Corporation must offer compensation at competitive levels. In addition, the Compensation Committee believes that The Banc Corporation's stock incentive plans offers its executives meaningful equity participation in The Banc Corporation's common stock. The Compensation Committee feels that the mix of cash compensation and equity participation will be effective in stimulating The Banc Corporation's executives to meet both long-term and short-term goals.

     The Banc Corporation's compensation program has two basic components: (i) base salary and (ii) cash and equity-based incentive compensation.

     Base Salary: The Banc Corporation feels that it has been successful in attracting and retaining key executives. The Banc Corporation believes that its compensation package has been and will continue to be instrumental in its success. The Compensation Committee endeavors to establish base salary levels for key executives that are consistent with those provided for similarly situated executives of other publicly-held financial institutions, taking into account each executive's areas and level of responsibility. The Banc Corporation does not maintain a reference record of where its compensation stands with respect to other publicly-held financial institutions.

     Incentive Compensation: The Compensation Committee also recommends cash incentive compensation for executives, based upon each executive's success in meeting qualitative and quantitative performance goals established by the Board of Directors and each executive's superiors. Bonus determinations are made on a case-by-case basis, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. The Compensation Committee also believes that exceptional performance by an executive related to specific projects or goals set by the Board of Directors and senior management should be rewarded with special cash bonuses that are awarded from time to time as circumstances indicate. The Compensation Committee believes that this approach is more favorable to The Banc Corporation and provides more effective incentives than determining bonuses on the basis of a formulary approach.

     In addition to cash incentive compensation, The Banc Corporation utilizes equity-based compensation in the form of stock options and other awards to encourage its executives to meet operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to The Banc Corporation's success in enhancing its market value over time, the Compensation Committee believes that its stock option programs are effective in aligning the interests of management and stockholders.

     The Compensation Committee determines stock option grants and other awards valued in whole or in part by reference to or otherwise based on the value of The Banc Corporation's common stock. Under The Banc Corporation's incentive compensation plans, specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to The Banc Corporation's results of operations. Awards are also used to provide an incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities. In evaluating award grants, the Compensation Committee considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in The Banc Corporation will be a strong motivation for the executives to pursue the long-term interests of The Banc Corporation and will promote longevity and retention of key executives. Information relating to stock options granted to the five most highly-compensated executive officers of The Banc Corporation is set forth under "Executive Compensation and Other Information" in this Proxy Statement.

     The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensated executives of a corporation during its tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. The Compensation Committee is aware of the potential effects of the Code. The Committee has chosen not to distort its methodology and application of the factors it believes pertinent so as to ensure that all executive compensation is deductible under Section 162(m). While the Compensation Committee intends that The Banc Corporation's compensation plans will meet, to the extent practical, the prerequisites for deductibility under
Section 162(m), if it develops that a portion of the compensation of one or more executive officers is not deductible under Section 162(m), then the Compensation Committee expects that The Banc Corporation would honor its obligations to the executive officers under the compensation arrangements approved by the Compensation Committee.

     The Compensation Committee will continue to review and evaluate compensation programs at least annually. When and where appropriate, the Compensation Committee will consult with independent compensation consultants, legal advisors and The Banc Corporation's independent auditors with respect to the proper design of the program toward achieving The Banc Corporation's objectives.

     Chief Executive Officer Compensation: The Compensation Committee determines Mr. Taylor's equity-based compensation and reports to the Board of Directors on other compensation arrangements with Mr. Taylor. In addition, the Compensation Committee recommends to the Board of Directors the level of non-equity incentive compensation that is appropriate for the chief executive officer with respect to each fiscal year of The Banc Corporation. In making such recommendation, the Compensation Committee takes into account The Banc Corporation's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual performance goals established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account The Banc Corporation's competitive position, its position in the financial markets and its ability to achieve its performance goals. The Compensation Committee believes that it is important to ensure that, if Mr. Taylor is successful in leading The Banc Corporation to achieve the goals set by the Board of Directors, his compensation will be at a level commensurate with that of chief executive officers of similarly-situated publicly held financial institutions.

     In September 2003, the Compensation Committee determined to award Mr. Taylor a special cash bonus of $1,117,547, payable effective September 30, 2003. In determining this bonus, the Compensation Committee took into account, among other things, the substantial contributions made by Mr. Taylor in The Banc Corporation's response to the discovery of improper lending activities in its Bristol, Florida operation and the impact of those activities on The Banc Corporation's relationships with regulators and investors. Among the factors considered by the Compensation Committee were:

     - Mr. Taylor's voluntary return of a contractually required bonus in excess of a million dollars paid to him in January 2003, the repayment of which, in the view of the Compensation Committee, greatly assisted The Banc Corporation in maintaining its institutional shareholder base, resolving issues with bank regulatory agencies, increasing its credibility with investors, and helping to minimize the possibility of litigation.

     - Mr. Taylor's leadership role in negotiation and consummating the sale of The Bank's Emerald Coast branches in August 2003, on terms very favorable to The Banc Corporation.

     - The resulting return of The Banc Corporation to "well capitalized" status as of June 30, 2003, and of The Banc to "well capitalized" status as of August 31, 2003, which, in the view of the Compensation Committee, represented an exceptionally quick recovery that was achieved primarily through Mr. Taylor's efforts.

     - The fact that, on August 31, 2003, The Banc Corporation's book value per common share was higher than in any point in its history.

     In addition, in evaluating Mr. Taylor's bonus, the Compensation Committee noted that Mr. Taylor had not received any salary increase since The Banc Corporation's initial public offering or any cash bonus (other than the bonus voluntarily returned by Mr. Taylor in 2003) since the formation of The Banc Corporation in 1997.

     Based upon the foregoing factors, and the Compensation Committee's view of the ongoing contribution of Mr. Taylor to the success of The Banc Corporation, the Compensation Committee believes that the special bonus was appropriate and in the best interests of The Banc Corporation.

  Conclusion

     The Compensation Committee believes that the compensation of the executives during 2003 was appropriate. It is the intent of the Compensation Committee to ensure that The Banc Corporation's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of The Banc Corporation and its stockholders. The Compensation Committee will continue to review and evaluate compensation programs at least annually.

     The foregoing report is submitted by the following directors of The Banc Corporation, comprising all of the members of the Compensation Committee of the Board of Directors during 2003.

                                          Ronald W. Orso, M.D.
                                          Jerry Smith
                                          Michael E. Stephens, Chairman

                         REPORT OF THE AUDIT COMMITTEE

     The members of the Audit Committee are "independent directors", as defined under NASDAQ Rule 4200, and meet the standards required by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Audit Committee oversees The Banc Corporation's financial reporting process and internal controls on behalf of the Board of Directors and is responsible for the appointment, retention, oversight and compensation of the corporation's independent auditors and the approval of services they perform. Management has the primary responsibility for establishing and maintaining systems of internal controls and for the preparation of the financial statements and other financial information included in The Banc Corporation's Annual Report. In fulfilling its oversight responsibilities, the Audit Committee reviewed the consolidated financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles, generally accepted in the United States, their judgments as to the quality, not just the acceptability, of The Banc Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors their independence from management and The Banc Corporation, including the matters in the written disclosures required by the Independence Standards Board.

     The Audit Committee discussed with The Banc Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of The Banc Corporation's internal controls, and the overall quality of The Banc Corporation's financial reporting.

     Based on the Audit Committee's discussions with management and the independent auditors, as described above, and upon its review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that The Banc Corporation's audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC.

     In the coming year the Audit Committee intends to continue to take all actions necessary to come into compliance with various corporate governance initiatives being adopted by the SEC and NASD.

                  The Audit Committee of The Banc Corporation
                             Roger Barker, Chairman
                            Thomas E. Jernigan, Jr.
                             James Mailon Kent, Jr.

                              PROPOSAL NUMBER TWO
                       AMENDMENT TO STOCK INCENTIVE PLAN

THE PROPOSED AMENDMENT

     We have adopted, and amended from time to time, the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation (the "Incentive Plan"). See "Executive Compensation and Other Information -- Equity Compensation Plan Information." Our Board of Directors has adopted a further amendment to the Incentive Plan to increase the number of shares of our common stock reserved for issuance under the Incentive Plan from 1,500,000 to 2,500,000, subject to stockholder approval. If the proposed amendment is approved by our stockholders, it will be incorporated into a Third Amended and Restated 1998 Stock Incentive Plan. Approval of the proposed amendment will require the affirmative vote of a majority of the shares of Common Stock present or represented in person or by proxy and voting at the Annual Meeting.

     As described in "Executive Compensation and Other
Information -- Compensation Committee Report on Executive Compensation", one of the fundamental components of compensation for the executive officers and employees of The Banc Corporation is incentive compensation. The Compensation Committee has used the Incentive Plan as its sole means of providing long term growth-related incentives, thus motivating and encouraging officers, directors and employees to pursue the long-term interests of The Banc Corporation and stockholders and to meet operational goals. The Incentive Plan has also provided us with greater flexibility in attracting and retaining key executives and employees and has allowed us to provide incentive compensation opportunities that are competitive with those of other companies. By increasing the number of shares reserved for issuance under the Incentive Plan, the proposed amendment will allow us to continue to achieve and further the goals of the Incentive Plan in future years. Furthermore, this amendment will ensure that there is a sufficient number of shares available each year for grants to executive officers, employees, directors, consultants, and independent contractors of The Banc Corporation and enable The Banc Corporation to provide incentives to retain its current executive officers and employees and attract other highly qualified executive officers and employees.

PLAN SUMMARY

     The features of the Incentive Plan are summarized under Executive Compensation and Other Information -- Equity Compensation Plan
Information -- "Incentive Plans." The Incentive Plan is administered by the Compensation Committee and is designed to provide for several types of awards, including the grant of stock options, restricted stock awards, stock appreciation rights and performance shares. Directors, executive officers, key employees, consultants, agents, independent contractors and other persons may participate in the Incentive Plan in the discretion of the Compensation Committee. The Compensation Committee has the sole authority and discretion to determine the types of awards granted and terms, conditions, restrictions and provisions relating to each award at the time of grant.

     The Incentive Plan provides for the grant of options to purchase shares of common stock at exercise prices which are not less than the fair market value of the shares of common stock on the date of grant. The Compensation Committee sets the term and conditions of each option on the date of grant; however, the term may not exceed ten years from the date of grant. The Compensation Committee may grant incentive or nonqualified options.

     Upon the exercise of options, the option exercise price must be paid in full in cash or other form acceptable to The Banc Corporation or by delivery of shares of common stock owned by the optionholder and acceptable to the Compensation Committee having a fair market value that is equal to the exercise price.

     The Banc Corporation may also grant awards of stock appreciation rights, restricted stock and performance shares. The Compensation Committee will determine the terms and conditions of each award of stock appreciation rights, restricted stock or performance shares at the time of grant. The terms of each such grant will be set forth in the appropriate award agreements.

NEW PLAN BENEFITS

     No options or other awards have been granted with respect to the additional shares proposed to be reserved for issuance if the amendment is approved. The number of shares covered by particular awards to be granted under the Incentive Plan if the amendment is approved is not determinable at this time.

FEDERAL INCOME TAX CONSEQUENCES

     The following statements are based on current interpretations of existing federal income tax laws and represent only a general summary of some of the applicable provisions.

     Stock Options. Generally, there are no federal income tax consequences either to the optionholder or to The Banc Corporation upon the grant of a stock option. On exercise of an incentive stock option, the optionholder will not recognize any income and The Banc Corporation will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionholder under the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended. The Banc Corporation will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionholder will be treated as capital gain. However, if the optionholder disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionholder will recognize compensation income and The Banc Corporation will be entitled to a deduction for tax purposes in the amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). On exercise of a nonqualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the optionholder as compensation income and will generally be deductible for tax purposes by The Banc Corporation. The disposition of shares acquired upon exercise of a nonqualified stock option will generally result in a capital gain or loss for the optionholder, but will have not tax consequences for The Banc Corporation.

     Stock Appreciation Rights. The grant of an SAR would not result in income for the grantee or in a deduction for The Banc Corporation. Upon the exercise of an SAR, the grantee would recognize ordinary income and The Banc Corporation would be entitled to a deduction measured by the fair market value of the shares plus any cash received.

     Restricted Stock. The grant of restricted stock should not result in income for the grantee or in a deduction for The Banc Corporation for federal income tax purposes, assuming the shares transferred are subject to a "substantial risk of forfeiture" as intended by The Banc Corporation. If there are not such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income, and The Banc Corporation would be entitled to a deduction measured by the fair market value of the shares at the time of lapse.

     Performance Shares. The grant of performance shares would not result in income for the grantee or in a deduction for The Banc Corporation. Upon exercise of performance shares, the grantee would recognize ordinary income and The Banc Corporation would be entitled to a deduction measured by the fair market value of the shares. The Banc Corporation is entitled to a deduction for any compensation income taxed to the recipient.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE INCENTIVE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP served as independent public accountants for The Banc Corporation for the fiscal year ended December 31, 2003. Management expects representatives of Ernst & Young LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees of Ernst & Young for professional services rendered for the audit of The Banc Corporation's financial statements for the fiscal year ended December 31, 2003 and December 31, 2002 and for the reviews of the financial statements, statutory audits and registration statements for those fiscal years were $668,800, and $795,300, respectively.

AUDIT RELATED FEES

     The aggregate "audit related fees" of Ernst & Young for the fiscal years ended December 31, 2003 and December 31, 2002 were $33,500, and $220,200, respectively. Audit related fees primarily consist of fees relating to benefit plan audits and internal controls reviews.

TAX FEES

     The Banc Corporation paid Ernst & Young "Tax Fees" of $123,890 and $286,000 for the fiscal years ended December 31, 2003 and December 31, 2002, respectively. Tax fees include tax compliance and advisory (2002 only) services.

ALL OTHER FEES

     The aggregate fees billed by Ernst & Young for all other services rendered to The Banc Corporation, other than services described above, for the fiscal years ended December 31, 2003 and December 31, 2002 were $46,324 and $0, respectively. All other fees relate to real estate advisory services performed during 2003.

PRE-APPROVAL POLICIES

     The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services. The Audit Committee pre-approved all of the services for the audit fees described above. The Audit Committee regularly monitors the services provided by the independent auditors for both audit and non-audit services.

     The Audit Committee has considered whether the provision of the services covered above is compatible with maintaining Ernst & Young's independence and has concluded that it is.

                           STOCKHOLDER PROPOSALS FOR
                      NEXT ANNUAL MEETING OF STOCKHOLDERS

     Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2005 annual meeting of stockholders must be received by us no later than the close of business on February 15, 2005. You may also submit a proposal for presentation at the annual meeting of stockholders to be held in 2005, but not to have the proposal included in our proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us by the close of business on February 15, 2005, then we will not address the proposal in our proxy statement relating to that meeting, and all proxies solicited and received by the Board of Directors will be deemed to have confirmed discretionary authority to vote on any such proposal. Any proposals should be sent to:

         The Banc Corporation
         17 North Twentieth Street
         Birmingham, Alabama 35203
         Attention: F. Hampton McFadden, Jr., Secretary

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgments on such matters.

     Please SIGN, DATE and RETURN the enclosed Proxy promptly.

                                          By Order of the Board of Directors,

                                          /s/ F. Hampton McFadden, Jr.
                                          F. Hampton McFadden, Jr.
                                          Secretary

Birmingham, Alabama
April 29, 2004

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                              THE BANC CORPORATION

I.  COMPOSITION OF THE AUDIT COMMITTEE

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of The Banc Corporation (the "Company") shall comprise at least three directors each of whom is (i) "independent" under the rules of the Nasdaq Stock Market, Inc. ("Nasdaq") and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder (ii) does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an "affiliate" of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication.

     No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company's annual proxy statement. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than (i) director's fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

     Members shall be appointed by the Board.

     The Board may appoint a chair for the Committee. If the Board does not so appoint a chair, the members of the Committee shall appoint a chair by majority vote. The chair of the Committee shall be responsible for calling all meetings of the Committee, setting agendas therefor and presiding at such meetings. In the event of a tie vote on any issue, the chair's vote shall decide the issue.

II.  PURPOSES OF THE COMMITTEE

     The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

     The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors for the Company are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

     The independent auditors for the Company are accountable to the Committee. The Committee is directly responsible for the appointment, retention, compensation and oversight, of the work of the independent auditors including resolving disagreements between management and the independent auditors regarding financial reporting. The independent auditors shall report directly to the Committee.

     The independent auditors for the Company shall submit to the Committee annually a formal written statement (the "Auditors' Statement") describing: the independent auditors' internal quality-control review procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors for the Company, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

     The independent auditors shall submit to the Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III.  MEETINGS OF THE COMMITTEE

     The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should meet separately periodically with management, the director of the internal auditing department, and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee shall meet in executive session at least twice a year. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. A majority of the Committee members at any Committee meeting at which a quorum is present may act on behalf of the Committee. Members of the Committee may: (i) participate in a meeting of the Committee by means of conference call, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other; and (ii) take action by unanimous written consent.

IV.  DUTIES AND POWERS OF THE COMMITTEE

     To carry out its purposes, the Committee shall have the following duties and powers:

          A. with respect to the independent auditors,

             (i) to directly appoint, retain, compensate, evaluate, and terminate the independent auditors, including sole authority to approve all audit engagement fees and terms;

             (ii) to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors for the Company;

             (iii) to ensure that the independent auditors prepare and deliver annually the Auditors' Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of the Auditors' Statement), and to discuss with the independent auditors any relationships or services disclosed in the Auditors' Statement that may impact the quality of audit services or the objectivity and independence of the independent auditors for the Company;

             (iv) to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

             (v) to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner;

             (vi) to review and approve all related party transactions of the Company; and

             (vii) to instruct the independent auditors that the independent auditors are ultimately accountable to the Committee, as representatives of the shareholders;

          B. with respect to the internal auditing department,

             (i) to review the appointment and replacement of the director of the internal auditing department; and

             (ii) to advise the director of the internal auditing department that he or she is expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto;

          C. with respect to financial reporting principles and policies and internal audit controls and procedures,

             (i) to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices;

             (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:

           - deficiencies noted in the audit in the design or operation of internal controls;

           - consideration of fraud in a financial statement audit;

           - detection of illegal acts;

           - the independent auditors' responsibility under generally accepted auditing standards;

           - any restriction on audit scope;

           - significant accounting policies;

           - issues discussed with the independent auditor's national office respecting auditing or accounting issues presented by the engagement;

           - management judgments and accounting estimates;

           - any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

           - the responsibility of the independent auditors for other information in documents containing audited financial statements;

           - consultation by management with other accountants;

           - major issues discussed with management prior to retention of the independent auditors;

           - difficulties encountered with management in performing the audit;

           - the independent auditors' judgments about the quality of the Company's accounting principles;

           - reviews of interim financial information conducted by the independent auditors; and

           - the responsibilities, budget and staffing of the Company's internal audit function;

             (iii) to meet with management, the independent auditors and, if appropriate, the director of the internal auditing department:

           - to discuss the scope of the annual audit;

           - to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

           - to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements;

           - to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

           - to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

           - to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

           - to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

             (iv) to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

             (v) to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

             (vi) to consider any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise and determine what action or response is necessary or appropriate; and

             (vii) to establish hiring policies for employees or former employees of the independent auditors;

          D. with respect to reporting and recommendations,

             (i) to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company's annual report or proxy statement;

             (ii) to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board; and

             (iii) to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

V.  DELEGATION TO SUBCOMMITTEE

     The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors for the Company, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VI.  RESOURCES AND AUTHORITY OF THE COMMITTEE

     The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management; provided, however, that to the extent that circumstances permit, the Committee shall seek the prior approval of the Board before incurring any material financial obligations to such advisors.

                                                                      APPENDIX B

                      CHARTER OF THE NOMINATING COMMITTEE
                           OF THE BOARD OF DIRECTORS
                            OF THE BANC CORPORATION

PURPOSE

     The Nominating Committee is appointed by the Board of Directors (the "Board") of The Banc Corporation (the "Company") to assist the Board in discharging its responsibilities relating to the nomination of persons to serve as directors of the Company. The Committee shall have the powers and duties specified in this Charter.

COMMITTEE MEMBERSHIP

     The Committee shall consist of no fewer than three members, as appointed by the Board. All members of the Committee shall be independent directors of the Company, as determined by the Board in compliance with applicable listing standards of the Nasdaq Stock Market and any applicable laws and governmental rules and regulations. The Board shall select members based upon their knowledge and experience in corporate governance matters and with due care to avoid any conflicts of interest.

     Notwithstanding the foregoing, if the Board determines, in exceptional and limited circumstances, that it is in the best interests of the Company's shareholders, the Board may appoint one member to the Committee who is not independent, so long as (a) such person is not a current officer or employee of the Company or a Family Member (as defined in Rule 4200(14) of the Rules of the Nasdaq Stock Market) of an officer or employee, and (b) such appointment otherwise satisfies the requirements specified in Rule 4350(c)(4)(C) of the Rules of the Nasdaq Stock Market; provided, however, that no member appointed to the Committee pursuant to this provision may serve longer than two years. In the event of such an appointment, the Board shall disclose, in the proxy statement for the next annual meeting subsequent to such determination by the Board, the nature of such person's relationship with the Company and the reasons for the Board's determination.

     Members of the Committee shall be appointed by the Board and shall serve until their successors are duly appointed and qualified or until their earlier death, resignation or removal. Any member of the Committee may be removed, with or without cause, by vote of the Board.

     The Board may appoint a Chair for the Committee. If the Board does not so appoint a Chair, the members of the Committee shall appoint a Chair by majority vote. The Chair of the Committee shall be responsible for calling all meetings of the Committee, setting agendas therefor and presiding at such meetings.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Committee shall develop and recommend to the Board criteria to be considered in identifying and evaluating potential candidates to serve as directors of the Company. In light of such criteria, as approved by the Board, the Committee shall establish policies and procedures for identifying, recruiting, interviewing and recommending to the Board qualified candidates to serve as directors; provided, however, that the Board reserves to itself the right to approve those nominees who will be recommended by the Board to the shareholders of the Company.

     The Committee shall develop and recommend to the Board criteria to be used in reviewing and evaluating candidates recommended by shareholders of the Company and, applying such criteria as approved by the Board, the Committee shall be responsible for reviewing and evaluating any such candidates and making recommendations to the Board with respect thereto.

     The Committee shall make regular reports to the Board.

     The Committee shall recommend to the Board any revisions to this Charter that it deems necessary or advisable.

     The Committee shall carry out such other duties and responsibilities as may be delegated to it from time to time by the Board.

     The Committee may form, and delegate authority to, subcommittees as appropriate.

     The Committee may engage search firms, counsel and other advisors to the extent that it reasonably determines to be necessary or advisable in the fulfillment of its duties hereunder; provided, however, that to the extent that circumstances permit, the Committee shall obtain the prior approval of the Board before incurring any material financial obligations to such advisors.

MEETINGS

     The Committee shall meet as frequently as circumstances require, but not less than one time per calendar year. Where practicable, the Committee shall schedule such meetings in conjunction with meetings of the Board.

     A majority of the Committee members, but not less than two, will constitute a quorum. A majority of the Committee members present at any Committee meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent.

     The Chair of the Committee shall designate a person, who need not be a Committee member, to act as secretary of each meeting, and the minutes of each meeting shall be maintained with the corporate records of the Company.

     The Chair of the Committee may invite to any Committee meeting other members of the Board, management personnel of the Company, or such other persons as the Chair may deem advisable, but such persons shall not have any vote at any meeting. The Committee, by majority vote, may exclude from its meetings any person (other than a member of the Committee) if the Committee deems such exclusion to be necessary or advisable in the performance of its duties and responsibilities.

PROXY                         THE BANC CORPORATION                         PROXY

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE BANC CORPORATION
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2004

    The undersigned hereby appoints James A. Taylor, Jr. and F. Hampton McFadden, Jr., either one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys-in-fact and Proxies of the undersigned to vote all shares of common stock of The Banc Corporation which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders to be held at 10:00 a.m. Central Daylight Time on Tuesday, June 15, 2004, at the corporate training facility in The Banc Corporation's principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203, and at any and all adjournments thereof:

1. ELECTION OF DIRECTORS. To elect as Directors for a three-year term ending on the date of the Annual Meeting of Stockholders in 2007 the following individuals:

James R. Andrews, M.D.; David R. Carter; James Mailon Kent, Jr.; Ronald W. Orso,
                 M.D.; Larry D. Striplin, Jr.; James A. Taylor

                    [ ]  FOR                    [ ]  AGAINST

 INSTRUCTIONS: To withhold vote for any individual(s) nominated as Directors in
                         Item above, write names below:

--------------------------------------------------------------------------------

2. APPROVAL OF AMENDMENT TO SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN. To approve an amendment to the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation to increase the number of shares reserved for awards under the Plan.

              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

             (Continued and to be dated and signed on reverse side)

3. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the 2004 Annual Meeting of Stockholders.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR ALL PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES AND FOR ALL PROPOSALS.

                                    Dated:                                , 2004
                                            ---------------------------

                                    --------------------------------------------
                                    (Print Name)

                                    --------------------------------------------
                                    (Signature of Stockholder(s))


                                    PLEASE DATE, SIGN AND RETURN THIS PROXY TO
                                    THE BANC CORPORATION IN THE ENCLOSED
                                    ENVELOPE. THANK YOU.